INDEPENDENT AUDITORS' CONSENT


South Jersey Industries, Inc:


We consent to the incorporation by reference in Registration Statement Nos. 33-27132, 33-20196 and 33-44278 on Forms S-8
and Registration Statement Nos. 33-53127, 33-24123 and 33-36581 on Forms S-3 of our reports dated February 15, 1995 appearing in and incorporated by reference in the Annual Report on Form 10-K of South Jersey Industries, Inc. for the year ended December 31, 1994.





DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 27, 1995